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                                                                    EXHIBIT d(2)


                             OCC ACCUMULATION TRUST


                 AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT


         THIS AMENDMENT dated as of February 4, 2002 to the Investment Advisory Agreement dated as of November 5, 1997, as amended, by and between OCC Accumulation Trust, a Massachusetts business trust and OpCap Advisors (the "Advisor"), a Delaware general partnership shall be amended as follows:

         Whereas, the Advisor has changed its form of organization from a Delaware general partnership to a Delaware limited liability company and shall now be referred to as OpCap Advisors LLC;

         Now, therefore, the parties agree as follows:

         All references to OpCap Advisors in the Investment Advisory Agreement should be replaced with OpCap Advisors LLC.

         No other changes to the Investment Advisory Agreement shall be contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer as of the day and year first written above.

OCC ACCUMULATION TRUST                     OPCAP ADVISORS LLC


By: /s/Brian S. Shlissel                   By:  /s/Michael B. Zuckerman
    --------------------------------            -------------------------------
    Brian S. Shlissel                           Michael B. Zuckerman